Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 10, 2021 relating to the financial statements of Bally’s Corporation, appearing in the Annual Report on Form 10-K of Bally’s Corporation for the year ended December 31, 2020. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Parsippany, NJ

March 18, 2021